Exhibit 99.1

NEWS RELEASE
Contact: Bob Butter, Corporate Communications / Office: 412-820-1347 / Cell: 412-736-6186 / bbutter@tollgrade.com
• TOLLGRADE ANNOUNCES FOURTH QUARTER 2005 PRELIMINARY UNAUDITED RESULTS
• REVENUE AND E.P.S. EXCEED GUIDANCE
• TO RESTATE FOR CERTAIN INTANGIBLE ASSETS TO BE ASSIGNED FINITE LIVES
PITTSBURGH, PA – February 1, 2006 –
Preliminary Unaudited Results
Tollgrade Communications, Inc. (NASDAQ: TLGD) today announced that its preliminary unaudited fourth quarter 2005 revenue is $18.2 million and the preliminary unaudited earnings per share are expected to be approximately $0.14, including the effect of all non-cash amortization related to the matters discussed below. The previous guidance issued on October 19, 2005 was $13 million to $17 million in revenue with earnings per share of $(0.04) to $0.09. The Company’s cash and short-term investments increased $10.1 million during the quarter to $67.4 million at December 31, 2005. On February 8, 2006, a full earnings report for the fourth quarter and full year 2005 will be issued.
“Our fourth quarter was favorably impacted by higher than expected sales of our DigiTest® products and revenue associated with the completion of several projects at year-end,” said Mark B. Peterson, Tollgrade’s President and Chief Executive Officer. “I’m pleased with our operating performance this year and that we have ample resources to continue executing our strategy and re-orient our company to align with the IP-focused direction of our cable and telephone company customers.”
Our preliminary unaudited fourth quarter 2005 results reflect amortization, initiated on October 1, 2005, of the intangible asset related to our LoopCareTM Software post-warranty maintenance agreements. This amortization is included in the unaudited preliminary results reflected above. The value of the LoopCare Software post-warranty maintenance agreements at October 1, 2005, is $32.0 million and it will be amortized over a 50 year life.
Restatement
TOLLGRADE COMMUNICATIONS, INC.
493 Nixon Road / Cheswick, PA 15024 / 412-820-1400 / 800-878-3399 / Fax: 412-820-1530
685 Route 202/206 South / Bridgewater, NJ 08807 / 908-243-3900 / Fax: 908-243-3300
7020 Professional Parkway East / Sarasota, FL 34240 / 941-373-6800 / 877-280-0030 / Fax: 941-373-6887
Telco Support: 800-777-5405 / Cable Support (TAC): 941-373-6850 or 888-486-3510
www.tollgrade.com

The Company has had discussions with the Staff of the Securities and Exchange Commission, and subsequent to those discussions the Company determined that it should apply finite lives to certain acquired intangible assets whose lives were previously considered indefinite upon acquisition. The intangible assets that will be amortized from the date of acquisition are the LoopCare Base Software and the CheetahTM Customer Base and were assigned a life of 10 and 15 years, respectively. The Company has determined that it will restate its financial statements for the effect of these adjustments and thus the previously issued financial statements for the years ended December 31, 2001, 2002, 2003, and 2004, including previously issued unaudited quarterly financial information for each of the three years ended December 31, 2004, and for each of the first three quarters for the year ended December 31, 2005, should not be relied upon.
The Company will reflect the impact of these adjustments in its financial statements to include the amortization of the LoopCare Base Software and Cheetah Customer Base from the dates of acquisition of the LoopCare and Cheetah businesses in 2001 and 2003, respectively. The adjustments indicated are non-cash in nature and have no effect on the Company’s operating cash flow or business operations. The estimated effects of these adjustments on past periods, which are subject to audit, are included in the following table (in thousands, except per share data):

				December 31,
	Q3 2005	Q2 2005	Q1 2005	2004	2003	2002	2001
Net income (loss), as originally reported	$1,584	$1,168	$(731)	$1,345	$3,148	$3,357	$13,675

Amortization of intangible assets	(174)	(174)	(174)	(608)	(538)	(451)	(113)

Income tax effects	61	61	61	177	210	171	44

Net income (loss), as restated	$1,471	$1,055	$(844)	$914	$2,820	$3,077	$13,606

Diluted earnings (loss) per share, as originally reported	$0.12	$0.09	$(0.06)	$0.10	$0.24	$0.25	$1.02

Impact of adjustment, net of taxes	(0.01)	(0.01)	—	(0.03)	(0.03)	(0.02)	(0.01)

Diluted earnings (loss) per share, restated	$0.11	$0.08	$(0.06)	$0.07	$0.21	$0.23	$1.01

The Company has filed on Current Report Form 8-K on February 1, 2006 a complete description of the aforementioned restatement matter. Please refer to that report for further details. The Company intends to reflect the effect of the above adjustments in its 2005 Form 10-K and related Form 10-Q/As to be filed on or about February 24, 2006.

Forward-Looking Statements
The foregoing release contains “forward looking statements” regarding future events or results within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning the Company’s current expectations regarding revenue and earnings results for the fourth quarter of 2005, the Company’s available capital and its ability to execute its strategy            and            estimated adjustments to and the impact on historical financial statements of the Company. The Company cautions readers that such “forward looking statements” are, in fact, predictions that are subject to risks and uncertainties and that actual events or results may differ materially from those anticipated events or results expressed or implied by such forward looking statements. The Company disclaims any current intention to update its “forward looking statements,” and the estimates and assumptions within them, at any time or for any reason.
In particular, the following factors, among others could cause actual results to differ materially from those described in the “forward looking statements:” (a) the risk of possible changes in the scope and nature of, and the time required to complete, the re-audit of the Company’s financial statements, (b) uncertainties regarding the extent to which the Company’s prior period financial statements will be restated upon completion of the re-audit, (c) uncertainties and risks as to the SEC’s review of these matters, (d) uncertainties as to the timing of the Company’s filing of its Form 10-K for the fiscal year ended December 31, 2005 and amendments to its Form 10-Qs for the first three quarters of the fiscal year ended December 31, 2005, (e) the unanticipated further decline of the capital budgets allocated to legacy network elements for certain of our major customers; (f) possible charges to income as a result of goodwill impairment, asset impairment or other matters in conjunction with our strategic focus as we shift spending away from legacy products toward growth initiatives; (g) the ability to make changes in business strategy, development plans and product offerings to respond to the needs of the significantly changing telecommunications markets; (h) possible delays in deployment of products under the Saudi Arabian and South African contracts due to project delays, political instability, inability to obtain proper acceptances or other unforeseen delays; (i) possible delays in, or the inability to, complete long term maintenance contracts with certain of our RBOC customers or to complete negotiation and execution of purchase agreements with new customers; (j) lower than expected demand for our cable testing products; (k) pricing pressures affecting our cable-related products as a result of increased competition, consolidation within the cable industry and the adoption of standards-based protocols; (l) our ability to close certain international opportunities, due to numerous risks and uncertainties inherent in international markets; (m) our dependence upon a limited number of third party subcontractors to manufacture certain aspects of the products we sell; (n) the ability to manage the risks associated with and to grow our business; and (o) the uncertain economic and political climate in the United States and throughout the rest of the world and the potential that such climate may deteriorate. Other factors that could cause actual events or results to differ materially from those contained in the “forward looking statements” are included in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”) including, but not limited to, the Company’s Form 10-K for the year ended December 31, 2004 and any subsequently filed reports. All documents are also available through the SEC’s Electronic Data Gathering Analysis and Retrieval system at www.sec.gov or from the Company’s website at www.tollgrade.com.
™Cheetah is a trademark of Tollgrade Communications, Inc.
® DigiTest is a registered trademark of Tollgrade Communications, Inc.
™LoopCare is a trademark of Tollgrade Communications, Inc.